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                                CERTIFICATE OF

                                 INCORPORATION

                                      OF

                             IMPERIAL MERGER CORP.

         The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

         FIRST: The name of the corporation (hereinafter called the "Corporation") is IMPERIAL MERGER CORP.

         SECOND: The address of the corporation's registered office in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901, and the name of the registered agent of the corporation in the State of Delaware at such address is United Corporate Services, Inc.

         THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

                  To manufacture, prepare, produce, assemble, lease, purchase and otherwise acquire, install, process, treat and otherwise work on, and to hold, use, rent, exchange, distribute, sell and otherwise dispose of, handle, market, store, import, export, deal and trade in and with lumber, timber, food, sawdust, pulp, paper, fiber, plasterboard, masonite, beaver board, gypsum board, cork, formica, bricks, stone, slate, quartz, silicon, rock, asphalt, stucco, cinders, mortar, terra cotta, asbestos, fibreglass, concrete, granite, marble, cement, plaster, petroleum, sand and gravel, tar, lime, clay, feldspar, gypsum and other minerals, iron, steel, tin, copper, lead, aluminum and other metals, tile, mirrors, glass, rubber, synthetics, plastics, porcelain, and products made from or containing any of the foregoing, foundations and foundation equipment, supplies and materials, roofs and roofing equipment, supplies and materials, floors and flooring, frames, shanties, doors, windows, sashes, closets, elevators, shafts, wells, beams, piles, blocks, shingles, insulation, fronts, fences, gates, fire-escapes,


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         chimneys, storm windows and doors, screens, gutters, drains, wells, tanks, dies, molds and castings, casters, wire, cable, conduits, solder, generators, motors, dynamos, meters, transformers, sockets, plugs, light bulbs, lighting fixtures, bells and other electrical and electronic equipment, tools, supplies and products, pipes, pipe fittings, plugs, tubes, tanks, radiators, sinks, toilets, baths, bathrooms, kitchens and other rooms, boilers, valves, gaskets, governors, pistons, plungers, and other plumbing equipment, tools, supplies and products, furnaces, ovens, stoves, heating units, air conditioners, fans, dehumidifiers, sewage and garbage disposal and water supply equipment and systems, filters and filtering systems, blower and exhaust systems, fire extinguishers, sprinklers, fire and smoke detection and alarm systems, controls of every kind and description, hot water systems, oil burners and other heating, cooling, freezing, air conditioning, light and power units, systems, apparatus, appliances, machinery, tools, equipment and products, lubricating oil, fuel oil, acetylenes, and other oils, gases, fuels and lubricants, lathes, planes, hammers, nails, tacks, studs, rivets, files, screws, drilling machines, drills, bits, saw machines, jack hammers, power tools, pneumatic tools, suction pumps, compressors, jacks, road cutting machines, lifts, hoists, cranes, elevators, conveyor belts and other conveying and loading equipment, crushing and grinding equipment, welding machines and tools, bulldozers, dump trucks, steam shovels, steam rollers and other vehicles, sanders, paving machines, graders, dredgers, cement mixers and other mining, building and construction tools, machinery and equipment, nuts, bolts, trowels, spades, shovels, rakes, pulleys, hooks, brackets, hinges, chains, clamps, washers, braces, plates, and other hardware of every kind and description, wheel barrows, ladders, scaffolding, drop cloths, sprayers, applicators, pumps, sand blasters, gauges, work clothes, surveying, weighing and measuring tools and equipment, acoustic equipment, lawn mowers, awnings, housewares, furnishings, and all other materials, machinery, tools, equipment, apparatus, appliances, articles, merchandise and products which may be used, dealt in, or handled by carpenters, woodworkers, cabinetmakers, electricians, plumbers, acoustical contractors, stonecutters, sandblasters, drilling contractors, riveters, roofers, floorers, glaziers,

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         tinsmiths, metal workers, masons, brick-layers, excavators, dredgers, road builders, pavers, miners, plasterers, paperhangers, architects, draftsman, surveyors, builders, designers, gardeners, and contractors.

                  To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

         The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specified purposes and powers shall not be held to limit or restrict in any manner the purpose and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote or exercise.

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         FOURTH: The aggregate number of shares of stock which the corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares, consisting of (i) Twenty Million (20,000,000) shares with a par value of One Cent ($.01) per share which are designated as Common Stock; and (ii) Five Million (5,000,000) shares with a par value of One Cent ($.01) per share which are designated as Preferred Stock.

                  1. The designations, preferences, privileges, and powers of the shares of the Common Stock and of the Preferred Stock and the restrictions and qualifications thereof shall be the same in all respects as though shares of one class of stock, except that the Board of Directors is hereby vested with the authority to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series to have such powers, designations, preferences and relative, participating or optional or other special rights and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions, duly adopted by the Board of Directors providing for the issuance of such shares. The authority which is hereby vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

                  (a) the number of shares to constitute such series, and the designations thereof;

                  (b) the voting power of holders of shares of such series, if any, and the Board of Directors may, without limitation, determine the vote or fraction of vote to which such holder may be entitled, the events upon the occurrence of which such holder may be entitled to vote, and the Board of Directors may determine to restrict or eliminate entirely the right of such holder to vote;

                  (c) the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or noncumulative;

                  (d) whether or not such series shall be redeemable, and if so, the terms and conditions upon which shares of such series shall be redeemable;

                  (e) the extent, if any, to which such series shall have the benefit of any sinking fund provision

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         for the redemption or purchase of shares;

                  (f) the rights, if any, of such series, in the event of the dissolution of the corporation, or upon any distribution of the assets of the corporation;

                  (g) whether or not the shares of such series shall be convertible, and if so, the terms and conditions on which shares of such series shall be convertible; and

                  (h) such other powers, designations, preferences and the relative, participating or optional or other special rights, and such qualifications, limitations or restrictions thereon, as and to the extent permitted by law.

                  2. No holder of Common Stock or Preferred Stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the corporation or any additional stock to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued stock or such additional authorized issue of new stock, or such securities convertible into stock, may be issued and disposed of, pursuant to resolution of the Board of Directors, to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of their discretion.

         FIFTH:  The corporation is to have perpetual existence.

         SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing

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three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, viz., the total number of directors which the corporation would have if there were no vacancies.

                  2. The Board of Directors of the corporation shall be divided into three classes, which shall be designated Class 1, Class II and Class III. Class I directors shall initially serve until the 1999 Annual Meeting; Class II directors shall initially serve until the 2000 Annual Meeting; and Class III directors shall initially serve until the 2001 Annual Meeting. In the case of each class, the directors shall serve until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders after 2001, directors of the respective class whose term expires shall be elected, and the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third succeeding annual meeting of stockholders after their election, and until their respective successors are elected and qualified. Any vacancy occurring in the Board of Directors caused by death, resignation, removal or otherwise, may be filled by a majority of all the directors then in office although such directors are less than a quorum, or by the sole remaining director. Each director chosen to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall be duly elected and qualified. No amendment to this certificate of incorporation

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shall alter, change or repeal any of the amendments effecting such alteration, change or repeal unless such proposed amendment shall receive the affirmative vote of the holders of not less than 75% of the outstanding shares of the Common Stock of the corporation then entitled to vote at an election of directors.

                  3. The power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision relating to the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in this Certificate of Incorporation.

                  4. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Certificate of Incorporation shall entitle the holder thereof to notice of, and the right to vote, at any meeting of stockholders, except as the provisions of the General Corporation Law shall otherwise require, including without limitation, paragraph (b)(2) of Section 242 of the General Corporation Law, provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         EIGHTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by law of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by law and by this Certificate of Incorporation. No amendment to this Certificate of Incorporation shall alter, change or repeal any of the provisions of paragraph
(2) of ARTICLE SEVENTH hereof unless such amendment shall receive the affirmative vote of the holders of not less than 75% of the outstanding shares of the Common Stock of the corporation entitled to vote thereon. All rights at any time conferred upon the stockholders of the corporation pursuant to this Certificate of Incorporation are granted subject to the provisions of this ARTICLE EIGHTH.

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         IN WITNESS WHEREOF, the undersigned has executed and signed this
Certificate of Incorporation this 23rd day of July, 1998.

                                            /s/ Kenneth S. Goodwin
                                            -----------------------------------
                                            Kenneth S. Goodwin, Incorporator
                                            COLEMAN & RHINE LLP
                                            1120 Avenue of the Americas
                                            New York, New York  10036

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